Exhibit 99.3

CONSENT OF DIRECTOR NOMINEE

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to the use of his name as a Director Nominee in the registration statement on Form S-1, and any amendments thereto, to be filed by Preston Hollow Community Capital, Inc.

/s/ Alex Rogers
Name: Alex Rogers

Dated: July 6, 2021